EXHIBIT 10.6

voting AGREEMENT

Dated as of August 19, 2016

by and among

RLJ Entertainment, Inc.,

DIGITAL ENTERTAINMENT HOLDINGS LLC,

and

the STOCKHOLDERS of

RLJ Entertainment, Inc.

listed ON SCHEDULE A HERETO

VOTING AGREEMENT

VOTING AGREEMENT, dated as of August 19, 2016 (this “Agreement”), by and among RLJ Entertainment, Inc., a Nevada corporation (the “Company”), Digital Entertainment Holdings LLC, a Delaware limited liability company (the “Investor”), and each of the individuals and entities set forth on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Investment Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the record and/or beneficial (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder (the “Exchange Act”), which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) holder of the number of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company set forth opposite such Stockholder’s name on Schedule A hereto (all such shares of Common Stock held of record and/or beneficially by each Stockholder as set forth on Schedule A, together with any Common Stock acquired by any such Stockholder in any manner during the term of this Agreement, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Investor are entering into an Investment Agreement, dated as of the date hereof (as the same may be amended or modified in accordance with its terms, the “Investment Agreement”); and

WHEREAS, this Agreement is a material inducement to the Investor’s willingness to enter into the Investment Agreement and the other Transaction Documents and to consummate the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Voting, Proxy and Transfer

Agreement to Vote

.  Subject to Section 1.3, each Stockholder hereby irrevocably and unconditionally agrees that, at the annual meeting of stockholders or any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, such Stockholder shall, with respect to all Subject Shares held of record or beneficially by such Stockholder, cause such Subject Shares to be present and counted for purposes of determining a quorum at such meeting and voted (or caused to be voted), to the fullest extent such Subject Shares are entitled to vote thereon:

(a)in favor of a proposal approving the issuance of the Warrants and all of the Underlying Shares to the Investor upon exercise of the Warrants and pursuant to the terms of the Credit and Security Agreement;

(b)in favor of the approval and adoption of any other matters requiring approval by holders of Common Stock that may be reasonably necessary to effectuate the transactions contemplated by the Investment Agreement and the other Transaction Documents;

(c)against the approval of any action or agreement made in opposition to, or in competition with or proposed to be made or entered into in lieu of, the transactions contemplated by the Transaction Documents, including any Acquisition Proposal; and

(d)against the approval of any other action or agreement that is intended or reasonably likely to impede, interfere with, discourage, delay, postpone, or otherwise adversely affect or inhibit the timely consummation of the transactions contemplated by the Transaction Documents.

The foregoing notwithstanding, no holder shall be required to convert Preferred Stock (as defined in this Agreement) or exercise any warrants to purchase Company Stock for the purpose of voting the underlying Common Stock.

Proxy

.  Each Stockholder hereby irrevocably constitutes and appoints the Investor as such Stockholder’s true and lawful attorney in fact and proxy, for and in such Stockholder’s name, place and stead, with full power of substitution, to the fullest extent of such Stockholder’s voting rights with respect to all of its Subject Shares, to vote all of its Subject Shares solely on the matters described in Section 1.1 and in accordance therewith at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, at which the matters described in Section 1.1 are presented to stockholders for a vote (the “Stockholders Meeting”).  This proxy is delivered in connection with the transactions contemplated by the Transaction Documents, is coupled with an interest, including for the purposes of Section 78.355(5) of the Nevada Revised Statutes, revokes any and all prior proxies granted by each Stockholder with respect to such Stockholder’s Subject Shares and is irrevocable during the term of this Agreement (notwithstanding, for the avoidance of doubt, whether or not such term extends beyond the six month anniversary of the date of this Agreement), provided, however, that this proxy shall terminate upon the earlier of the Closing (as defined in the Investment Agreement) and the termination of the Investment Agreement in accordance with its terms.

Company Change of Recommendation

.  In the event that the Board of Directors makes a Change of Recommendation in accordance with Section 4.12(f) of the Investment Agreement prior to the Stockholders Meeting, the Subject Shares held of record or beneficially by Stockholders that are subject to Section 1.1 and Section 1.2, except the

Subject Shares held by Robert L. Johnson/RLJ SPAC Acquisition LLC, Miguel Penella, Morris Goldfarb, Van Sinclair and Mark Stevens, shall be released from Section 1.1 and Section 1.2 such that the Subject Shares as of the date of such meeting shall constitute (but not exceed) 25% of the outstanding voting power of the Company as of the date of such meeting.

No Transfer

.  Each Stockholder hereby agrees that it shall not, directly or indirectly, until the earlier of the date of the Stockholders Approval or the termination of this Agreement: (a) sell, convey, transfer, pledge or otherwise encumber or dispose of any shares of Common Stock or Series B-1 preferred stock, par value $0.001 per share, or Series B-2 preferred stock, par value $0.001 per share, of the Company (collectively, the “Preferred Stock”, and, together with the Common Stock, the “Company Stock”), or any warrants to purchase Company Stock, of which such Stockholder is the record or beneficial holder; (b) deposit any such shares into a voting trust or enter into a voting agreement or any other arrangement with respect to any such shares or grant any proxy with respect thereto; (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any such shares; (d) otherwise permit any Liens to be created on any shares of Company Stock or warrants; or (e) commit or agree to take any of the foregoing actions (any action described in clauses (a), (b), (c) (d) or (e), a “Transfer”).  Notwithstanding the foregoing, (A) any Stockholder may Transfer Company Stock, (x) if such Stockholder is an individual, (i) to any trust for the benefit of such Stockholder or any spouse or descendant of such Stockholder for estate planning purposes; provided, however, that the trustee(s) of such trust agree(s) in a written agreement executed and delivered to the Investor to be bound by all of the terms of this Agreement and (ii) upon the death of such Stockholder, to such Stockholder’s estate, and (y) if such stockholder is an entity, (i) to any Affiliate of such Stockholder; provided, however, that the transferee agrees in a written agreement executed and delivered to the Investor to be bound by all of the terms of this Agreement and (B) any management Stockholders may sell Common Stock in an amount necessary to obtain proceeds sufficient to meet income tax withholding obligations with respect to the vesting of restricted Common Stock or restricted Common Stock units, provided, however, that the total number of shares of Common Stock sold pursuant to this provision shall not exceed 10,000 shares in the aggregate.  Any Transfer of Company Stock or any interest therein in violation of this Section 1.4 shall be null and void and without effect ab initio.

Stop Transfer

.  The Company hereby acknowledges the restrictions on a Transfer of Company Stock contained in Section 1.4.  The Company agrees not to register the Transfer of any certificate or uncertificated interest representing any Company Stock, unless such Transfer is made in compliance with this Agreement.

No Proxy Solicitations

.  Each Stockholder hereby agrees that it shall not, directly or indirectly:

(a)solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to, or in competition with, the transactions contemplated by the Transaction Documents, including with respect to the approval of any Acquisition Proposal;

(b)participate in or encourage or assist any Person in taking or planning any action that is intended or reasonably likely to impede, interfere with, discourage, delay, postpone, or otherwise adversely affect or inhibit the timely consummation of the transactions contemplated by the Transaction Documents; or

(c)become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any Company Stock for the purpose of opposing or competing with the transactions contemplated by the Transaction Documents.

Public Announcements

.  No Stockholder shall issue any press release or otherwise make any public statement with respect to this Agreement, the other Transaction Documents or any of the transactions contemplated by the Transaction Documents without the prior written consent of the Company and the Investor and except as may be required by applicable Law.

Further Assurances

.  Each Stockholder shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents as the Investor or the Company may reasonably request for the purpose of effecting and carrying out the provisions and purposes of this Agreement.

ARTICLE II

Director Elections

2.1Director Elections.  Each Stockholder hereby irrevocably and unconditionally agrees that, from and after the Closing, in any election of directors of the Company for which the Investor has designated director nominees in accordance with Section 4.3 of the Investment Agreement, whether such election is held at an annual or special meeting of the stockholders of the Company (including any adjournment or postponement thereof) or by written consent (to the extent permitted by the certificate of incorporation and bylaws of the Company at such time), such Stockholder shall cause all Common Stock held of record or beneficially by such Stockholder at such time to be present and counted for purposes of determining a quorum at such meeting and voted (or caused to be voted) in favor of the election of each of the Investor’s director nominees.  If any Stockholder that is an entity Transfers its shares of Common Stock from and after the Closing to any Affiliate of such Stockholder, then any such transferee shall be required to assume and fulfill the obligations of such Stockholder contained in the first sentence of this Section 2.1, by an instrument in writing executed by the transferring Stockholder and such Affiliate that is delivered to the Company and the Investor in advance of such Transfer.

ARTICLE III

Representations and Warranties of the Stockholders

Each Stockholder, severally and not jointly, hereby represents and warrants to, and agrees with, the Company and the Investor as follows:

Organization; Authorization

.  Such Stockholder, if it is an entity, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.  Such Stockholder has all requisite capacity and authority to execute and deliver this Agreement and to perform his, her or its obligations under this Agreement.  With respect to a Stockholder that is an entity, the execution and delivery of this Agreement and such Stockholder’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Stockholder and no other corporate or similar proceedings on the part of such Stockholder are necessary to authorize the execution and delivery of this Agreement or for such Stockholder to perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by or on behalf of such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Investor, the Company and the other Stockholders, the Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws of general applicability affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).

3.2Governmental Filings; No Violations; Certain Contracts.

(a)No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by such Stockholder in connection with the execution and delivery of this Agreement, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, are not reasonably likely to prevent, materially delay or materially impair the performance of such Stockholder’s obligations under this Agreement.

(b)The execution and delivery by such Stockholder of this Agreement does not and the compliance with the provisions hereof will not (i) result in any loss, suspension, limitation or impairment of any right of such Stockholder to own or use any assets required for the conduct of its business, (ii) result in any violation of, default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of, any obligation, (iii) result in the loss of a benefit under any loan, guarantee of indebtedness, credit agreement, note, bond, mortgage, indenture, lease, agreement, Contract, instrument, permit, concession, franchise, right or license binding upon such Stockholder or by which (or to which) any of such Stockholder’s properties, rights or assets are bound or subject, (iv) result in the creation of any Liens, other than Permitted Liens, upon any of the properties or assets of such Stockholder, (v) conflict with or violate any applicable Laws or (vi) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws (or similar governing documents), if any, of such Stockholder, except, in the case of clauses (i) through (v), for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellations, accelerations, or Liens as are not, individually or in the aggregate, reasonably likely to prevent or materially delay or impair the performance of such Stockholder’s obligations under this Agreement.

Litigation

.   There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or threatened against such Stockholder that seek to enjoin, or are reasonably likely to have the effect of preventing, making illegal or otherwise interfering with, the performance of such Stockholder’s obligations under this Agreement, except as would not, individually or in the aggregate, be reasonably likely to prevent or materially delay or impair the ability of such Stockholder to perform its obligations under this Agreement.

Ownership of Company Stock; Voting Power

.  The number of shares of Company Stock held of record and/or beneficially by such Stockholder as of the date of this Agreement is correctly set forth opposite such Stockholder’s name on Schedule A hereto.  Such Stockholder is the record and/or beneficial holder of all of the Company Stock set forth opposite such Stockholder’s name on Schedule A and has full voting power and power of disposition with respect to all such Company Stock free and clear of any Liens, claims, proxies, voting trusts or agreements, options or any other encumbrances or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Company Stock (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (a) this Agreement or (b) any applicable restrictions on transfer under the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, or the securities Laws of any state within the United States.

Additional Company Stock

.  Any additional shares of Common Stock with respect to which a Stockholder acquires record or beneficial ownership after the date hereof, by exercise of a warrant, conversion of Preferred Stock into Common Stock, transfer or any other mechanism, shall automatically become subject to the terms of this Agreement as though owned by such Stockholder as of the date hereof.

Adjustments

.  Each Stockholder hereby agrees that in the event of any stock split, stock combination (including by way of reverse stock split), stock dividend, reclassification, exchange of shares or other similar transaction affecting the Company Stock, the terms of this Agreement shall apply to the resulting securities.

3.7Reliance.  Each Stockholder understands and acknowledges that the Investor is entering into the Investment Agreement and the other Transaction Documents in reliance upon each Stockholder’s execution, delivery and performance of this Agreement.

3.8Finder’s Fees.  No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from the Investor or the Company or any of their respective Affiliates in respect of this

Agreement based upon any arrangement or agreement made by or on behalf of each Stockholder.

ARTICLE IV

Representations and Warranties of the Company

The Company hereby represents and warrants to the Stockholders and the Investor as follows:

Organization, Good Standing

.  The Company is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

4.2Corporate Authority.  The Company has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement.  The execution and delivery of this Agreement and the Company’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or for the Company to perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Investor and each Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws of general applicability affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE V

Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Stockholders and Company as follows:

Organization, Good Standing

.  The Investor is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

Corporate Authority

.  The Investor has all requisite corporate or similar power and authority to execute and deliver and perform its obligations under this Agreement.  The execution and delivery of this Agreement and the Investor’s performance of its obligations under this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Investor and no other corporate proceedings on the part of the Investor are necessary to authorize the execution and delivery of this Agreement or for the Investor to perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by the Investor and, assuming due execution and delivery by the Company and each Stockholder, constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws of general applicability affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE VI

General Provisions

Termination

.  This Agreement and all obligations, covenants and agreements contained herein shall automatically terminate and cease to be effective (a) upon the earlier to occur of (i) the termination of the Investment Agreement pursuant to Article V thereof and (ii) the effective date of a written agreement of the parties hereto terminating this Agreement, and (b) with respect to any Stockholder or its transferee (except for any transferee to the extent that such transferee is transferred shares of Common Stock pursuant to clause (B) of the second sentence of Section 1.4), as of the date that neither it nor any of its Affiliates owns of record or beneficially any Subject Shares; provided, however, that nothing in this Section 6.1 shall relieve any party from liability for any willful breach of this Agreement.

Amendment

.  This Agreement may not be modified or amended except by written instrument executed and delivered by duly authorized officers of each of the Investor, the Company and the Stockholders.

Extension; Waiver

.  At any time prior to the termination of this Agreement, any party hereto, by duly authorized action, may, to the extent legally allowed, on behalf of such party: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made by such other parties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.  Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Notices

.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and deemed given if delivered personally or sent by facsimile, overnight courier to the parties hereto, in each case with a copy sent via electronic mail (if an electronic mail address of the party to whom the relevant communication is being made has been designated pursuant hereto and remains a working electronic mail address), to the following persons at the following addresses (or to such other persons or addresses as may be designated in writing by the party to receive such notice in compliance with the procedures set forth in this Section 6.4):

If to the Company:

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland 20910
Attention:  Miguel Penella
Phone:  (301) 608-2115
Fax:  (301) 608-9313
Email:  MPenella@rljentertainment.com

With a copy (which shall not constitute notice) to:

RLJ Entertainment, Inc.

6320 Canoga Avenue, 8th Floor

Woodland Hills, CA 91367
Attention:  Legal Counsel
Phone:  (818) 407-9100
Fax:  (818) 407-9331
Email:  LegalCounsel@RLJEntertainment.com

Arent Fox LLP

1717 K Street, NW

Washington, DC 20006
Attention:  Jeffrey E. Jordan
Phone:  (202) 857-6473
Fax:  (202) 857-6395
Email:  jeffrey.jordan@arentfox.com

If to the Investor:

Digital Entertainment Holdings LLC

c/o AMC Networks Inc.
Attention:  John Hsu, EVP – Treasurer & Financial Strategy
Phone:  (212) 324-8773
Fax:  (646) 273-7392
Email:  john.hsu@amcnetworks.com

With a copy (which shall not constitute notice) to:

Digital Entertainment Holdings LLC

c/o AMC Networks Inc.
Attention:  Jamie Gallagher, EVP and General Counsel
Phone:  (646) 273-3606
Fax:  (646) 273-3789
Email:  jamie.gallagher@amcnetworks.com

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:  John P. Mead
                  Brian E. Hamilton
Phone:  (212) 558-3764 / (212) 558-4801
Fax:      (212) 558-3588
Email:  meadj@sullcrom.com / hamiltonb@sullcrom.com

If to any of the Stockholders:

The address designated on the signature page of such Stockholder.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received on the day delivered or, if by facsimile, on the Business Day on which such facsimile was sent (or on the next Business Day if such facsimile was sent later than 5:30 p.m. (New York City time) on any Business Day or on a day that is not a Business Day).

No Limits on Fiduciary Obligations

.  Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent any Stockholder or any Affiliate, member, partner, employee, officer or director thereof, if any such person is serving as a director of the Company or any of the Subsidiaries, from exercising such Person’s duties and obligations as a director of the Company or any of the Subsidiaries or otherwise taking any action, subject to the applicable provisions of the Investment Agreement, while acting in such capacity as a director of the Company or any of the Subsidiaries.  Each Stockholder is executing this Agreement solely in such Stockholder’s capacity as a record or beneficial holder of Company Stock.

Counterparts

.  This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original instrument (including signatures delivered via facsimile or electronic mail) and all of which together shall constitute one and the same instrument.  The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.

Governing Law

.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Nevada.

Jurisdiction and Venue; Waiver of Jury Trial

.  The parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby irrevocably waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not personally subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such court, or that this Agreement may not be enforced in or by such court.  The parties hereto hereby irrevocably waive personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO, AND AGREES NOT TO REQUEST, TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Specific Performance

.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by Law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

Entire Agreement

.  This Agreement, together with the Investment Agreement and the other Transaction Documents, contains the entire agreement among the applicable parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes and replaces all prior agreements and understandings, both written and oral, among the applicable parties with respect to the subject matter hereof and thereof.

No Third Party Beneficiaries

.  The parties hereto agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein.

Fees and Expenses

.  Except as otherwise set forth in this Agreement or in the other Transaction Documents, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be paid by the party incurring such expenses, whether or not the transactions contemplated by the Transaction Documents are consummated.

Severability

.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Assignment

.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties to this Agreement.  Any purported assignment in violation of this Agreement is void.  This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns.

6.15Interpretation; Construction.

(a)The headings and other captions in this Agreement are for convenience and reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

RLJ Entertainment, INc.

By: /s/ MIGUEL PENELLA	Name: Miguel Penella Title: Chief Executive Officer

DIGITAL ENTERTAINMENT HOLDINGS LLC

By:	/s/ JOSHUA W. SAPAN Name: Joshua W. Sapan Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

STOCKHOLDERS:
RLJ SPAC Acquisition, LLC BY: /s/ H. VAN SINCLAIR Signature of Stockholder	H. Van Sinclair, President Name and Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)
JH Partners Evergreen Fund, LP BY: /s/ STEPHEN BAUS Signature of Stockholder	Stephen Baus, CFO Name and Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)
FORRESTAL, LLC BY: /s/ STEPHEN BAUS Signature of Stockholder	Stephen Baus, CFO Name and Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)
JH Investment Partners III LP BY: /s/ STEPHEN BAUS Signature of Stockholder	Stephen Baus, CFO Name and Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)
JH Investment Partners GP Fund III LP BY: /s/ STEPHEN BAUS Signature of Stockholder	Stephen Baus, CFO Name and Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)
/s/ PETER EDWARDS Printed Name of Stockholder

[Signature Page to Voting Agreement]

/s/ MIGUEL PENELLA Signature of Stockholder
Sudbury Capital Fund, LP BY: /s/ DAYTON R. JUDD Signature of Stockholder	Dayton R. Judd, Managing Partner Name and Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)
/s/ H. VAN SINCLAIR Printed Name of Stockholder
/s/ MORRIS GOLDFARB Printed Name of Stockholder
/s/ TYRONE BROWN Printed Name of Stockholder
/s/ DAYTON R. JUDD Printed Name of Stockholder
/s/ MARK STEVENS Printed Name of Stockholder

[Signature Page to Voting Agreement]

Schedule A

Stockholders

Stockholder Name	Common Stock	Series A-1 Preferred Stock	Series A-2 Preferred Stock	Series B-1 Preferred Stock	Series B-2 Preferred Stock
Robert L. Johnson/RLJ SPAC Acquisition LLC	888,831				15,000
JH Evergreen Management, LLC[1]
JH Partners Evergreen Fund, LP	509,366			5,618.282
Forrestal LLC	68,189			752.121
JH Investment Partners III, LP	68,888			759.854
JH Investment Partners GP Fund III, LLC	31,650			349.175
Peter Edwards	240,604				500
Miguel Penella	230,405
Sudbury Capital Fund, LP	96,714		2,000
Van Sinclair	64,540
Morris Goldfarb	62,922				1,000
Tyrone Brown	47,013
Dayton Judd	42,296
Mark Stevens	38,578

[1]

JH Evergreen Management, LLC has sole voting and dispositive power over all of the Subject Shares held by JH Partners Evergreen Fund, LP, Forrestal LLC, JH Investment Partners III, LP and JH Investment Partners GP Fund III, LLC.